EXHIBIT (4)



THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS
NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


No. R-1                                                       5,600,000 Units
CUSIP  59021S406                                  (Each Unit representing $10
                                          original principal amount per Note)


                           MERRILL LYNCH & CO., INC.
                         Leveraged Index Return Notes
                 Linked to the Dow Jones Industrial AverageSM
                            due September 28, 2009
                                 (the "Notes")

     Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, a sum for each Unit equal to the Redemption Amount (as defined below), if any, on September 28, 2009 (the "Stated Maturity").

     Payment or delivery of the Redemption Amount and any interest on any overdue amount thereof with respect to this Note shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     This Note is one of the series of Leveraged Index Return Notes Linked to the Dow Jones Industrial AverageSM due September 28, 2009.

Payment at Maturity

     The "Redemption Amount" with respect to each Unit of this Note shall be determined by the Calculation Agent (as defined below) as described below:

     (i) if the Ending Value (as defined below) is equal to or greater than the Starting Value (as defined below), the Redemption Amount per Unit shall equal:

                     [                                                  ]
                     [        [ Ending Value - Starting Value ]         ]
              $10 +  [  $10 x [------------------------------ ] x 110%  ];
                     [        [        Starting Value         ]         ]

     (ii) if the Ending Value is less than the Starting Value but is equal to or greater than 8,087.34 (the "Threshold Value"), the Redemption Amount per Unit shall equal $10; or

     (iii) if the Ending Value is less than the Threshold Value, the Redemption Amount per Unit shall equal:

                              [  Ending Value  ]
                        $10 x [ -------------- ]  x 125%
                              [ Starting Value ]

     The "Starting Value" equals 10,109.18. The "Ending Value" shall be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent") and shall equal the average, arithmetic mean, of the closing levels of the Dow Jones Industrial Average (the "Index") determined on each of the first five Calculation Days (as defined below) during the Calculation Period (as defined below). If there are fewer than five Calculation Days during the Calculation Period, then the Ending Value shall equal the average, arithmetic mean, of the closing levels of the Index on those Calculation Days. If there is only one Calculation Day during the Calculation Period, then the Ending Value shall equal the closing level of the Index on that Calculation Day. If no Calculation Days occur during the Calculation Period, then the Ending Value shall equal the closing level of the Index determined on the last scheduled Index Business Day (as defined below) in the Calculation Period, regardless of the occurrence of a Market Disruption Event (as defined below) on that scheduled Index Business Day.

     The "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the Stated Maturity to and including the second scheduled Index Business Day prior to the Stated Maturity.

     "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     An "Index Business Day" means a day on which the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX") and The Nasdaq Stock Market (the "Nasdaq") are open for trading and the Index or any Successor Index (as defined below) is calculated and published.

     All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the Notes.

Adjustments to the Index; Market Disruption Events

     If at any time Dow Jones & Company, Inc. ("Dow Jones") makes a material change in the formula for or the method of calculating the Index or in any other way materially modifies the Index so that the Index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing level of the Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Index as if those changes or modifications had not been made, and calculate the closing level with reference to the Index, as so adjusted.

     "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

     (A) the suspension of or material limitation on trading for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Index or any Successor Index; or

     (B) the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the applicable exchange (without taking into account any after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Index, or any Successor Index, which are traded on any major U.S. exchange.

For the purposes of determining whether a Market Disruption Event has occurred:

     (1) a limitation on the hours in a trading day and/or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

     (2) for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80A, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, shall be considered "material".

Discontinuance of the Index

     If Dow Jones discontinues publication of the Index and Dow Jones or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the Index (a "Successor Index"), then, upon the Calculation Agent's notification of that determination to the Trustee (as defined below) and the Company, the Calculation Agent shall substitute the Successor Index as calculated by Dow Jones or any other entity for the Index and calculate the Ending Value as described above under "Payment at Maturity". Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to Holders of the Notes.

     In the event that Dow Jones discontinues publication of the Index and:

       o  the Calculation Agent does not select a Successor Index; or

       o the Successor Index is no longer published on any of the Calculation Days,

the Calculation Agent shall compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for the Index as described below, the Successor Index or level shall be used as a substitute for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

     If Dow Jones discontinues publication of the Index before the Calculation Period and the Calculation Agent determines that no Successor Index is available at that time, then on each Business Day until the earlier to occur of:

       o  the determination of the Ending Value; or

       o a determination by the Calculation Agent that a Successor Index is available,

the Calculation Agent shall determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were a Calculation Day. The Calculation Agent shall cause notice of each value to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation and arrange for information with respect to these values to be made available by telephone.

     A "Business Day" means a day on which the NYSE, the AMEX and the Nasdaq are open for trading.

General

     This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and JPMorgan Chase Bank, as Trustee (herein referred to as the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered.

     The Company hereby covenants for the benefit of the Holders of the Notes, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Notes.

     The Notes are not subject to redemption by the Company prior to the Stated Maturity.

     In case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, with respect to each Unit, shall be equal to the Redemption Amount, if any, calculated as though the date of early acceleration were the Stated Maturity of the Notes.

     In case of default in payment of the Notes, whether at the Stated Maturity or upon acceleration, from and after such date of default the Notes shall bear interest, payable upon demand of the Holders thereof, at the rate of 1.75% per annum to the extent that payment of such interest shall be legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate original principal amount of the Securities at the time Outstanding of each series affected thereby. Holders of specified percentages in aggregate original principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, are permitted to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount, if any, with respect to this Note and any interest on any overdue amount thereof at the time, place and rate, and in the coin or currency herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate original principal amount, shall be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in denominations of a single Unit and integral multiples thereof. This Note shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate original principal amount, in denominations of a single Unit and integral multiples thereof. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Company and the Holder of a Note by acceptance hereof hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize and treat each Note for all tax purposes as a pre-paid cash-settled forward contract linked to the value of the Index.

     All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: September 28, 2004





CERTIFICATE OF AUTHENTICATION                                                      Merrill Lynch & Co., Inc.
This is one of the Securities of the series
designated therein referred to in the                         [Copy of Seal]
within-mentioned Indenture.

JPMorgan Chase Bank, as Trustee                                                    By:
                                                                                      ---------------------------------------------
                                                                                                       Treasurer



By:                                                                                Attest:
   --------------------------------------------------                                     -----------------------------------------
                     Authorized Officer                                                      Secretary


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